EXHIBIT 99.1

Oil States Announces Third Quarter 2018 Results

HOUSTON, Oct. 29, 2018 (GLOBE NEWSWIRE) -- Oil States International, Inc. (NYSE: OIS) reported a net loss for the third quarter of 2018 of $4.0 million, or $0.07 per diluted share, which included charges related to:

  Legal fees incurred for patent defense of $3.5 million ($2.8 million after-tax, or $0.05 per diluted share)
  A reserve for prior years' Fair Labor Standards Act ("FLSA") claim settlements of $2.6 million ($2.1 million after-tax, or $0.03 per diluted share)

These results compare to a reported net loss for the third quarter of 2017 of $15.0 million, or $0.30 per diluted share, which included charges of $0.4 million ($0.3 million after-tax, or $0.01 per diluted share) of severance and downsizing charges and $1.0 million of additional tax expense ($0.02 per diluted share) due to the decision to carry back 2016 net operating losses against taxable income reported in 2014.

During the third quarter of 2018, the Company generated revenues of $274.6 million and Consolidated EBITDA (Note A) of $27.6 million. These results compare to revenues of $164.0 million and Adjusted Consolidated EBITDA (Note A) of $9.2 million reported in the third quarter of 2017 (excluding $0.4 million of severance and downsizing charges).

For the first nine months of 2018, the Company reported revenues of $814.0 million and Adjusted Consolidated EBITDA of $100.1 million (excluding $2.6 million of transaction-related charges and $0.8 million of severance and downsizing charges).

The net loss for the first nine months of 2018 totaled $4.8 million which included charges related to:

  Transaction-related charges of $2.6 million ($2.1 million after-tax, or $0.03 per diluted share)
  Severance charges of $0.8 million ($0.6 million after-tax, or $0.01 per diluted share)
  Legal fees incurred for patent defense of $5.9 million ($4.7 million after-tax, or $0.08 per diluted share)
  Reserves for prior years' FLSA claim settlements of $3.3 million ($2.6 million after-tax, or $0.04 per diluted share)

For the first nine months of 2017, the Company reported revenues of $486.9 million and Adjusted Consolidated EBITDA of $25.0 million (excluding $2.0 million of severance and downsizing charges). The net loss for the first nine months of 2017 totaled $47.0 million and included $2.0 million ($1.5 million after-tax, or $0.03 per diluted share) of severance and downsizing charges.

Oil States’ President and Chief Executive Officer, Cindy B. Taylor, commented, "Our third quarter results were negatively impacted by a number of items, including legal fees incurred for patent defense in the Downhole Technologies segment and prior years’ FLSA claim settlements in our Well Site Services segment. In addition, our results were impacted by sequentially lower revenues and under-absorption of manufacturing facility costs primarily in our Offshore/Manufactured Products segment due to revenue slippage and the delay of certain project awards, while our Well Site Services segment incurred higher than expected repair and maintenance, and equipment rental expenses. Despite these items, on a year-over-year basis, our third quarter revenues were up 67% and our quarterly EBITDA was up 213%. These year-over-year improvements were due to contributions from our two strategic acquisitions that we completed in the first quarter of this year, coupled with improved land completions activity in the key shale play regions in the U.S."

BUSINESS SEGMENT RESULTS
(See Segment Data tables for year-over-year comparisons)

Well Site Services
Well Site Services generated revenues of $128.6 million, Segment EBITDA (Note B) of $15.5 million and a Segment EBITDA margin of 12% in the third quarter of 2018. This compared to revenues of $77.2 million, Segment EBITDA  of $7.1 million and a Segment EBITDA margin of 9% in the third quarter of 2017. The 67% revenue increase was due to a 71% year-over-year increase in the number of Completion Services jobs performed, coupled with a 7% year-over-year increase in revenue per Completion Services job. Improved results were driven by significantly increased completion-related activity levels in the United States, and a full quarters' revenue contribution generated by Falcon Flowback Services, LLC (“Falcon”), which was acquired on February 28, 2018.  Segment results for the current quarter included $2.6 million of prior years' FLSA claim settlements.

Downhole Technologies (acquisition of GEODynamics, Inc. closed on January 12, 2018)
In the third quarter of 2018, Downhole Technologies generated revenues of $56.6 million, Segment EBITDA of $11.1 million and a Segment EBITDA margin of 20%. The segment results were negatively impacted by $3.5 million of patent defense costs incurred in the third quarter of 2018. No results for GEODynamics were included in the third quarter of 2017 given our acquisition of the business in January 2018.

Offshore/Manufactured Products
Offshore/Manufactured Products generated revenues and Segment EBITDA of $89.4 million and $12.6 million, respectively, in the third quarter of 2018 compared to revenues of $86.9 million and Segment EBITDA of $13.8 million in the third quarter of 2017. Revenues increased 3% while Segment EBITDA decreased 9% year-over-year. Other product and service revenues increased 25% year-over-year, offset partially by lower short-cycle product sales (elastomer and valve products), which decreased 10% year-over-year due to lower customer demand, likely due to stocking cycles. Segment EBITDA margin in the third quarter of 2018 was 14% compared to 16% in the third quarter of 2017.

Backlog increased 6% sequentially to total $175 million at September 30, 2018 compared to $165 million at June 30, 2018 and $198 million at September 30, 2017. The third quarter book-to-bill ratio was 1.1x.

Income Taxes
The Company recognized an effective tax rate benefit of 48.8% in the third quarter of 2018 which compared to an effective tax rate benefit of 21.1% in the third quarter of 2017. The higher effective tax rate benefit in the third quarter of 2018 was primarily attributable to a $5.8 million discrete tax benefit related to recent U.S. tax reform guidance allowing the carry back of U.S. net operating losses incurred in 2017 against taxable income reported in 2015.

Financial Condition
As of September 30, 2018, $160.6 million was outstanding under the Company’s revolving credit facility along with an additional $23.0 million of outstanding letters of credit, while cash totaled $36.3 million. The Company had access to $149.8 million of revolving credit facility availability as of September 30, 2018.

Conference Call Information
The call is scheduled for Monday, October 29, 2018 at 9:00 am CT, and is being webcast and can be accessed from the Company’s website at www.ir.oilstatesintl.com. Participants may also join the conference call by dialing (888) 771-4371 in the United States or by dialing +1 847 585 4405 internationally and using the passcode 47745272. A replay of the conference call will be available one and a half hours after the completion of the call by dialing (888) 843-7419 in the United States or by dialing +1 630 652 3042 internationally and entering the passcode 47745272.

About Oil States
Oil States International, Inc. is a global oilfield products and services company serving the drilling, completion, subsea, production and infrastructure sectors of the oil and gas industry. The Company’s manufactured products include highly engineered capital equipment as well as products consumed in the drilling, well construction and production of oil and gas. Through its recent acquisition of GEODynamics, Inc., the Company is also a leading researcher, developer and manufacturer of engineered solutions to connect the wellbore with the formation in oil and gas well completions. Oil States is headquartered in Houston, Texas with manufacturing and service facilities strategically located across the globe. Oil States is publicly traded on the New York Stock Exchange under the symbol “OIS”.

For more information on the Company, please visit Oil States International’s website at www.oilstatesintl.com.

Forward Looking Statements

The foregoing contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements are those that do not state historical facts and are, therefore, inherently subject to risks and uncertainties. The forward-looking statements included herein are based on current expectations and entail various risks and uncertainties that could cause actual results to differ materially from those forward-looking statements. Such risks and uncertainties include, among other things, risks and uncertainties relating to Oil States' ability to retain GEODynamics' and Falcon's customers and employees, the ability to successfully integrate GEODynamics' and Falcon's operations, product lines, technology and employees into Oil States' operations, and the ability to achieve the expected synergies as well as accretion in earnings; risks associated with the general nature of the energy service industry; and other factors discussed in the “Business” and “Risk Factors” sections of the Company’s Annual Report on Form 10-K for the year ended December 31, 2017, Periodic Reports on Form 8-K and Quarterly Reports on Form 10-Q. Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date hereof, and, except as required by law, the Company undertakes no obligation to update those statements or to publicly announce the results of any revisions to any of those statements to reflect future events or developments.

OIL STATES INTERNATIONAL, INC. AND SUBSIDIARIES

UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS
(In Thousands, Except Per Share Amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
Revenues:
Products	$120,271	$67,339	$385,279	$223,269
Services	154,323	96,709	428,736	263,648
	274,594	164,048	814,015	486,917

Costs and expenses:
Product costs	87,822	50,593	276,122	160,252
Service costs	127,836	78,596	342,829	219,697
Cost of revenues (exclusive of depreciation and amortization expense presented below)	215,658	129,189	618,951	379,949
Selling, general and administrative expense	32,285	26,843	102,399	84,055
Depreciation and amortization expense	30,586	26,788	90,698	82,552
Other operating (income) expense, net	(213)	(589)	(2,097)	374
	278,316	182,231	809,951	546,930
Operating income (loss)	(3,722)	(18,183)	4,064	(60,013)

Interest expense	(4,913)	(1,147)	(14,359)	(3,370)
Interest income	70	73	272	243
Other income	709	207	1,927	477
Loss before income taxes	(7,856)	(19,050)	(8,096)	(62,663)
Income tax benefit	3,837	4,019	3,327	15,708
Net loss	$(4,019)	$(15,031)	$(4,769)	$(46,955)

Net loss per share:
Basic	$(0.07)	$(0.30)	$(0.08)	$(0.94)
Diluted	$(0.07)	$(0.30)	$(0.08)	$(0.94)

Weighted average number of common shares outstanding:
Basic	59,026	49,978	58,606	50,190
Diluted	59,026	49,978	58,606	50,190

OIL STATES INTERNATIONAL, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS
(In Thousands)

	September 30, 2018	December 31, 2017
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$36,261	$53,459
Accounts receivable, net	296,713	216,139
Inventories, net	210,783	168,285
Prepaid expenses and other current assets	21,872	18,054
Total current assets	565,629	455,937

Property, plant, and equipment, net	544,653	498,890
Goodwill, net	656,753	268,009
Other intangible assets, net	247,876	50,265
Other noncurrent assets	29,885	28,410
Total assets	$2,044,796	$1,301,511

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current portion of long-term debt and capitalized leases	$25,535	$411
Accounts payable	78,621	49,089
Accrued liabilities	65,700	45,889
Income taxes payable	2,514	1,647
Deferred revenue	13,489	18,234
Total current liabilities	185,859	115,270

Long-term debt and capitalized leases	328,876	4,870
Deferred income taxes	54,141	24,718
Other noncurrent liabilities	26,245	23,940
Total liabilities	595,121	168,798

Stockholders’ equity:
Common stock	718	627
Additional paid-in capital	1,091,663	754,607
Retained earnings	1,043,854	1,048,623
Accumulated other comprehensive loss	(69,731)	(58,493)
Treasury stock	(616,829)	(612,651)
Total stockholders’ equity	1,449,675	1,132,713
Total liabilities and stockholders’ equity	$2,044,796	$1,301,511

OIL STATES INTERNATIONAL, INC. AND SUBSIDIARIES

UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In Thousands)

	Nine Months Ended September 30,
	2018	2017
Cash flows from operating activities:
Net loss	$(4,769)	$(46,955)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization expense	90,698	82,552
Stock-based compensation expense	16,554	17,023
Amortization of debt discount and deferred financing costs	5,504	608
Deferred income tax expense (benefit)	1,061	(2,224)
Provision for bad debt	1,083	257
Gain on disposals of assets	(5,046)	(526)
Other, net	(92)	62
Changes in operating assets and liabilities, net of effect from acquired businesses:
Accounts receivable	(25,454)	26,909
Inventories	(7,867)	5,912
Accounts payable and accrued liabilities	18,311	11,811
Income taxes payable	524	(4,789)
Other operating assets and liabilities, net	(10,406)	(14,323)
Net cash flows provided by operating activities	80,101	76,317

Cash flows from investing activities:
Capital expenditures	(71,286)	(20,331)
Acquisitions of businesses, net of cash acquired	(379,676)	(12,859)
Proceeds from disposition of property, plant and equipment	1,812	1,125
Proceeds from flood insurance claims	3,589	—
Other, net	(1,218)	(631)
Net cash flows used in investing activities	(446,779)	(32,696)

Cash flows from financing activities:
Issuance of 1.50% convertible senior notes	200,000	—
Revolving credit facility borrowings	769,147	167,183
Revolving credit facility repayments	(608,565)	(193,761)
Other debt and capital lease repayments, net	(405)	(403)
Payment of financing costs	(7,368)	—
Purchase of treasury stock	—	(16,283)
Shares added to treasury stock as a result of net share settlements due to vesting of restricted stock	(4,178)	(5,305)
Net cash flows provided by (used in) financing activities	348,631	(48,569)

Effect of exchange rate changes on cash and cash equivalents	849	2,012
Net change in cash and cash equivalents	(17,198)	(2,936)
Cash and cash equivalents, beginning of period	53,459	68,800
Cash and cash equivalents, end of period	$36,261	$65,864

OIL STATES INTERNATIONAL, INC. AND SUBSIDIARIES

SEGMENT DATA
(In Thousands)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
Revenues:
Well Site Services:
Completion Services	$111,669	$61,015	$302,877	$167,577
Drilling Services	16,920	16,162	51,235	39,120
Total Well Site Services	128,589	77,177	354,112	206,697
Downhole Technologies	56,571	—	161,626	—
Offshore/Manufactured Products:
Project-driven products	22,277	22,698	98,301	89,615
Short-cycle products	34,170	37,781	111,936	110,872
Other products and services	32,987	26,392	88,040	79,733
Total Offshore/Manufactured Products	89,434	86,871	298,277	280,220
Total revenues	$274,594	$164,048	$814,015	$486,917

Operating income (loss):
Well Site Services:
Completion Services(2)	$(3,271)	$(9,933)	$(6,538)	$(38,960)
Drilling Services	(2,206)	(3,235)	(7,474)	(11,239)
Total Well Site Services	(5,477)	(13,168)	(14,012)	(50,199)
Downhole Technologies(1)	6,485	—	26,139	—
Offshore/Manufactured Products(1,2)	7,069	7,334	32,185	27,460
Corporate(1)	(11,799)	(12,349)	(40,248)	(37,274)
Total operating income (loss)	$(3,722)	$(18,183)	$4,064	$(60,013)

OIL STATES INTERNATIONAL, INC. AND SUBSIDIARIES

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL INFORMATION – SEGMENT EBITDA AND ADJUSTED SEGMENT EBITDA (B)
(In Thousands)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
Well Site Services:
Completion Services:
Operating loss	$(3,271)	$(9,933)	$(6,538)	$(38,960)
Depreciation and amortization expense	16,884	15,679	49,082	48,400
Other income	620	133	1,415	412
EBITDA	14,233	5,879	43,959	9,852
Severance and downsizing charges	—	175	—	1,077
Adjusted EBITDA	$14,233	$6,054	$43,959	$10,929

Drilling Services:
Operating loss	$(2,206)	$(3,235)	$(7,474)	$(11,239)
Depreciation and amortization expense	3,479	4,454	10,898	14,283
Other income (expense)	(1)	44	379	48
EBITDA	$1,272	$1,263	$3,803	$3,092

Total Well Site Services:
Operating loss	$(5,477)	$(13,168)	$(14,012)	$(50,199)
Depreciation and amortization expense	20,363	20,133	59,980	62,683
Other income	619	177	1,794	460
Segment EBITDA	15,505	7,142	47,762	12,944
Severance and downsizing charges	—	175	—	1,077
Adjusted Segment EBITDA	$15,505	$7,317	$47,762	$14,021

Downhole Technologies:
Operating income	$6,485	$—	$26,139	$—
Depreciation and amortization expense	4,582	—	12,998	—
Other income (expense)	1	—	(12)	—
Segment EBITDA	11,068	—	39,125	—
Transaction-related charges	—	—	211	—
Adjusted Segment EBITDA	$11,068	$—	$39,336	$—

Offshore/Manufactured Products:
Operating income	$7,069	$7,334	$32,185	$27,460
Depreciation and amortization expense	5,426	6,404	17,026	19,091
Other income	89	30	145	17
Segment EBITDA	12,584	13,768	49,356	46,568
Severance and downsizing charges	—	253	783	946
Adjusted Segment EBITDA	$12,584	$14,021	$50,139	$47,514

Corporate:
Operating loss	$(11,799)	$(12,349)	$(40,248)	$(37,274)
Depreciation and amortization expense	215	251	694	778
Other expense	—	—	—	—
EBITDA	(11,584)	(12,098)	(39,554)	(36,496)
Transaction-related charges	—	—	2,371	—
Adjusted EBITDA	$(11,584)	$(12,098)	$(37,183)	$(36,496)

OIL STATES INTERNATIONAL, INC. AND SUBSIDIARIES

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL INFORMATION
(In Thousands)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017

Net loss	$(4,019)	$(15,031)	$(4,769)	$(46,955)
Income tax benefit	(3,837)	(4,019)	(3,327)	(15,708)
Depreciation and amortization expense	30,586	26,788	90,698	82,552
Interest income	(70)	(73)	(272)	(243)
Interest expense	4,913	1,147	14,359	3,370
Consolidated EBITDA (A)	27,573	8,812	96,689	23,016

Adjustments to Consolidated EBITDA (1,2):
Transaction-related charges	—	—	2,582	—
Severance and downsizing charges	—	428	783	2,023
Adjusted Consolidated EBITDA (A)	$27,573	$9,240	$100,054	$25,039

(1) Operating income (loss) and Segment and Consolidated EBITDA for the nine months ended September 30, 2018 included transaction-related expenses of $2.4 million and $0.2 million related to Corporate and the Downhole Technologies segment, respectively, as well as severance charges of $0.8 million related to the Offshore/Manufactured Products segment.

(2) Operating income (loss) and Segment and Consolidated EBITDA for the three and nine months ended September 30, 2017 included severance and downsizing charges of $0.2 million and $1.1 million, respectively, related to the Completion Services business and $0.3 million and $0.9 million, respectively, related to the Offshore/Manufactured Products segment.

(A) The terms Consolidated EBITDA and Adjusted Consolidated EBITDA consist of net income (loss) plus net interest expense, taxes, depreciation and amortization expense, and certain other items.  Consolidated EBITDA and Adjusted Consolidated EBITDA are not measures of financial performance under generally accepted accounting principles and should not be considered in isolation from or as a substitute for net income (loss) or cash flow measures prepared in accordance with generally accepted accounting principles or as a measure of profitability or liquidity.  Additionally, Consolidated EBITDA and Adjusted Consolidated EBITDA may not be comparable to other similarly titled measures of other companies.  The Company has included Consolidated EBITDA and Adjusted Consolidated EBITDA as a supplemental disclosure because its management believes that Consolidated EBITDA and Adjusted Consolidated EBITDA provide useful information regarding its ability to service debt and to fund capital expenditures and provides investors a helpful measure for comparing its operating performance with the performance of other companies that have different financing and capital structures or tax rates.  The Company uses Consolidated EBITDA and Adjusted Consolidated EBITDA to compare and to monitor the performance of the Company and its business segments to other comparable public companies and as a benchmark for the award of incentive compensation under its annual incentive compensation plan.  The table above sets forth a reconciliation of Consolidated EBITDA and Adjusted Consolidated EBITDA to net income (loss), which is the most directly comparable measure of financial performance calculated under generally accepted accounting principles.

(B) The terms EBITDA, Adjusted EBITDA, Segment EBITDA and Adjusted Segment EBITDA consist of operating income (loss) plus depreciation and amortization expense, and certain other items.  EBITDA, Adjusted EBITDA, Segment EBITDA and Adjusted Segment EBITDA are not measures of financial performance under generally accepted accounting principles and should not be considered in isolation from or as a substitute for operating income (loss) or cash flow measures prepared in accordance with generally accepted accounting principles or as a measure of profitability or liquidity.  Additionally, EBITDA, Adjusted EBITDA, Segment EBITDA and Adjusted Segment EBITDA may not be comparable to other similarly titled measures of other companies.  The Company has included EBITDA, Adjusted EBITDA, Segment EBITDA and Adjusted Segment EBITDA as a supplemental disclosure because its management believes that EBITDA, Adjusted EBITDA, Segment EBITDA and Adjusted Segment EBITDA provide useful information regarding its ability to service debt and to fund capital expenditures and provides investors a helpful measure for comparing its operating performance with the performance of other companies that have different financing and capital structures or tax rates.  The Company uses EBITDA, Adjusted EBITDA, Segment EBITDA and Adjusted Segment EBITDA to compare and to monitor the performance of its business segments to other comparable public companies and as a benchmark for the award of incentive compensation under its annual incentive compensation plan.  The tables above set forth reconciliations of EBITDA, Adjusted EBITDA, Segment EBITDA and Adjusted Segment EBITDA to operating income (loss), which is the most directly comparable measure of financial performance calculated under generally accepted accounting principles.

OIL STATES INTERNATIONAL, INC. AND SUBSIDIARIES

ADDITIONAL QUARTERLY SEGMENT AND OPERATING DATA
(unaudited)

	Three Months Ended September 30,
	2018	2017
Supplemental operating data:
Offshore/Manufactured Products backlog ($ in millions)	$174.6	$198.1

Completion Services job tickets	8,485	4,970
Average revenue per ticket ($ in thousands)	$13.2	$12.3

Land drilling operating statistics:
Average rigs available	34	34
Utilization	30.5%	33.6%
Implied day rate ($ in thousands per day)	$17.7	$15.4
Implied daily cash margin ($ in thousands per day)	$1.8	$1.6

Company Contact:
Lloyd A. Hajdik
Oil States International, Inc.
Executive Vice President, Chief Financial Officer and Treasurer
713-652-0582

Patricia Gil
Oil States International, Inc.
Director, Investor Relations
713-470-4860

SOURCE: Oil States International, Inc.